Exhibit  99.1
Press Release
TRANS ENERGY, INC.
John Corp, President
304-684-7053

TRANS ENERGY ANNOUNCES THREE NEW BOARD MEMBERS

ST. MARYS, WV., June 29, 2011  -- Trans Energy, Inc. (OTC BB: TENG) announced today the election of Richard L. Starkey, Stephen P. Lucado, and Dr. Benjamin H. Thomas to the Company’s Board of Directors, effective June 29, 2011.  All three members will serve and qualify as independent directors.

Mr. Starkey has over 33 years of professional legal experience with an emphasis on oil and gas law. A native of southeastern Ohio, he earned a B.A. degree from Ohio University in 1974 and a J.D. degree from the University of Cincinnati School of Law in 1978.  Mr. Starkey was Assistant Prosecuting Attorney for Wetzel County, West Virginia from 1979-1981 and was a practicing attorney in Parkersburg, West Virginia from 1981-1985.  Mr. Starkey then joined Wiser Oil Company, a New York Stock Exchange listed company headquartered in Dallas, Texas in 1985 as staff attorney, then as assistant secretary in 1986 and then Corporate Secretary and General Counsel from 1987-1994. In 1994, Mr. Starkey returned to Parkersburg, West Virginia and has been active in the practice of law with an emphasis in the practices of oil and gas, real estate and corporate transactions.  Mr. Starkey is a member of both the West Virginia and Ohio Bar associations.

Mr. Lucado has over 16 years of professional financial experience. A native of Chicago, he earned a B.A. degree from Harvard University in 1994 and an MBA from the University of Chicago Graduate School of Business in 2006.  Mr. Lucado’s business career includes positions with Citicorp North America, Merrill Lynch & Co., DN Partners LLC and Navigant Capital Advisors LLC.  Additionally, at Z Capital Partners, he managed investments in the oil and gas and power industries.  Mr. Lucado also previously served as Interim CFO of Texas American Resources Company, where he managed the restructuring of over $175 million in debt.  Since 2010, Mr. Lucado has served as Senior Managing Director and Founder of Three Oaks Group, which specializes in financial advisory to companies in the oil and gas industry.

Dr. Thomas has over 33 years of professional oil and gas experience. A native of Parkersburg, West Virginia, he earned a Bachelor of Business Administration degree from Kent State University in 1975, a Bachelor of Science in Petroleum Engineering degree from Marietta College in 1981, a Master of Business Administration from Ashland University in 1987, a Master of Science in Petroleum and Natural Gas Engineering from West Virginia University in 1997 and a Doctor of Philosophy in Petroleum and Natural Gas Engineering in 2002.  Dr. Thomas worked for Quaker State Oil Refining Corporation from 1979 through 1984 serving in various engineering positions.  Dr. Thomas began work in 1984 with MB Operating Company eventually serving as President from 1996 through 1999. MB Operating consisted of approximately 1,800 producing properties and 200,000 net acres.   In 1996 Dr. Thomas participated in the formation of Marbel Energy Corporation, a fully integrated natural gas company.  Companies owned by Marbel Energy included MB Operating.  In addition to being President of MB Operating, Dr. Thomas served as Chief Operating Officer and later President of Marbel Energy Corporation.  In 1999 Dr. Thomas participated in the formation of Great Lakes Energy Partners, LLC and served as the Senior Vice President – Production. The company had in excess of 7,500 wells and operated in five states.  In 2000 Dr. Thomas returned to academia to complete his doctorate degree.   Since 2000 Dr. Thomas has provided consulting services to the oil & gas industry.  Commencing in 2004 he has been President of Thomas Consulting, LLC which provides consulting services in the areas of reservoir engineering, drilling and production, operations management, reserve reporting, property acquisitions and divestures and expert testimony.  Since 2001 Dr. Thomas has been a faculty member in the Department of Petroleum Engineering & Geology at Marietta College located in Marietta, Ohio where he currently serves as an Associate Professor.

John G. Corp, President of Trans Energy, said, “We believe the addition of these three professionals to our board of directors in their respective fields of oil and gas law, oil and gas finance and petroleum engineering brings invaluable assets and real world experience to our Company as we continue to try and build Trans Energy into a industry leading company in the development of the Marcellus shale in northern West Virginia.”

About Trans Energy, Inc.

Trans Energy, Inc. (OTC Bulletin Board: TENG) is an oil and gas exploration and development company in the Appalachian Basin.  Further information can be found on the Company’s website at www.transenergyinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Forward-looking statements in this release do not constitute guarantees of future performance.  Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  Forward-looking statements in this document include statements regarding the Company's exploration, drilling and development plans, the Company's expectations regarding the timing and success of such programs.  Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.  For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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